Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013

First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4300 Six Forks Road Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (919) 716-7000

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.        Submission of Matters to a Vote of Security Holders.

The 2013 annual meeting of shareholders of First Citizens BancShares, Inc. (“BancShares”) was held on April 23, 2013. At the meeting, the shareholders:

•	voted on the election of 13 directors for terms of one year each;

•	voted on a non-binding, advisory “say-on-pay” resolution to approve compensation paid or provided to BancShares' executive officers as disclosed in the proxy statement for the annual meeting;

•	voted on a proposal to ratify the appointment of Dixon Hughes Goodman LLP as BancShares' independent public accountants for 2013; and

•	voted on a shareholder proposal regarding the voting rights of a class of BancShares' stock.

The following tables describe the final results of the voting at the annual meeting.

Election of Directors

Name of Nominee	Votes Cast "For"	Votes "Withheld"	Broker Nonvotes
John M. Alexander, Jr.	17,465,286	1,618,471	1,431,467
Victor E. Bell III	17,465,286	1,618,471	1,431,467
Hope Holding Connell	18,333,468	750,289	1,431,467
Hubert M. Craig III	17,361,833	1,721,924	1,431,467
H. Lee Durham, Jr.	17,456,868	1,626,889	1,431,467
Daniel L. Heavner	18,405,087	678,670	1,431,467
Frank B. Holding	18,332,816	750,941	1,431,467
Frank B. Holding, Jr.	18,282,020	801,737	1,431,467
Lucius S. Jones	18,426,414	657,343	1,431,467
Robert E. Mason IV	18,405,175	678,582	1,431,467
Robert T. Newcomb	18,155,185	928,572	1,431,467
James M. Parker	18,255,403	828,354	1,431,467
Ralph K. Shelton	18,414,454	669,303	1,431,467

“Say-on-Pay” Resolution

Description of Matter Voted On	Votes Cast "For"	Votes Cast "Against"	Abstained	Broker Nonvotes
Non-binding, advisory resolution to approve compensation paid or provided to executive officers as disclosed in the annual meeting proxy statement	18,889,929	155,399	38,429	1,431,467

Ratification of Appointment of Independent Accountants

Description of Matter Voted On	Votes Cast "For"	Votes Cast "Against"	Abstained	Broker Nonvotes
Ratification of the appointment of independent accountants	20,384,109	125,773	5,342	-0-

Shareholder Proposal on Voting Rights of a Class of Stock

Description of Matter Voted On	Votes Cast "For"	Votes Cast "Against"	Abstained	Broker Nonvotes
Shareholder proposal regarding the voting rights of a class of stock	6,295,837	12,127,499	660,421	1,431,467

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

Date:	April 29, 2013	By:	/s/ GLENN D. McCOY
Glenn D. McCoy
Chief Financial Officer